DELAWARE GROUP FOUNDATION FUNDS

Registration No. 811-08457
FORM N-SAR
Annual Period Ended March 31, 2017

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.
WS:MFG_Philadelphia:910013:v1

WS:MFG_Philadelphia:891818:v1